Exhibit 10.2

SELGA AUTO LLC, CONSULTING AGREEMENT

This Agreement (the “Agreement”) is entered into effect this 31st of March, 2011 between SELGA AUTO LLC (the “Consultant”) and SELGA INC.  (the “Company”) (The Company and the Consultant are sometimes hereinafter collectively referred to as the “Parties” and each as a “Party”).

            1. Consultant Services. Consultant shall use its best efforts to provide the services (“the Services”) to the company as requested and further described herein on a non exclusive or exclusive basis, as reasonably requested by the Company.

     2. Consideration. As consideration for Services to be provided by Consultant, the

Company shall tender to the Consultant the sum of $300.00 (Three Hundred USD) per each automobile acquired by the Consultant on behalf of the Company.

3. Term and Termination. Consultant shall serve as a consultant to the Company for Six (6) continuous months commencing on the Effective Date. Either party shall have the right to terminate this contract at will with 30 days’ notice to the party opposite.  Provided, however, that Consultant shall not give a notice of termination under this provision prior to June 1, 2011.

            5. Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Consultant for taxes, all of which will be Consultant’s responsibility. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

            6. Company’s Representations, Warranties and Covenants. As of the Effective Date, the Company hereby represents, warrants and covenants to Consultant as Follows:

      (a) The Company is a duly organized corporation validly existing under the laws of the State of Nevada and has full power and authority to perform its obligations under this agreement.

     (b) The execution and delivery of this Agreement by the Company has been duly authorized by all requisite corporate actions and proceedings, and this Agreement constitutes the legal, valid and binding obligation of the Company. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby do or would after the giving of notice or the lapse of time or both, (I) conflict with , result in a breach of, constitute a default under, or violate the Articles of Incorporation or the Bylaws of the Company; or (II) conflict with, result in a breech of, constitute a default under, or violate any federal, state or local law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court, except for conflicts, breaches, defaults or violations which individually or in the aggregate would nor have a material adverse affect; or (III) requires any further consent from any person or entity which has not already been received, including without limitation any shareholder, board of Director, or lender approvals.

     (c) The Company’s Board of Directors has determined that the consideration received for the services to be rendered is adequate. In rendering its Services, Consultant will be using and relying on the information supplied to it by the company without independent verification thereof or independent appraisal of any of the Company’s business. The Company hereby represents that all information made available to Consultant by the Company will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

7. Confidentiality, Non-Disclosure, Non-Circumvention, Non-Compete

                    a) WHEREAS the parties mutually recognize that in the transaction of their affairs each may learn from the other, including associates, the identity, address and/or telephone and/or telefax and/or E-mail address and/or number of clients, agents, brokers, buyers, sellers, financiers and/or bank or trust contracts (hereinafter referred to as “Confidential Sources”) which the other party has acquired by periods of investment in time, expense and effort.. Now therefore consideration of the mutual promises set forth herein, each party covenants and agrees with the other as follows:

The parties hereto hereby contractually covenant, warrant, guarantee and agree as follows: to irrevocably mutually covenant, as evidenced and acknowledged by this memorization of their executions hereof, agree as follows:

b) Each of the signatories to the within contractual Agreement and their employees, agents, associates, and/or any other parties with whom they maintain a corporate or individual relationship, or who they may act as agents or principals for, shall be deemed to be parties to the within Confidentiality, Non-Circumvention, Non-Disclosure, Non-Compete, Agreement and shall be contractually bound to full compliance with the letter, spirit and intent of the within Agreement, and shall be fully bound by each and all of the terms, covenants and conditions of this Agreement. All documents signed on behalf of a corporation shall be deemed to be executed with full authority of the Board of Directors.

c) The within Agreement is executed and affected by the parties as a perpetuating guarantee and contractual agreement by the parties. Therefore, this Agreement shall be in full force and effect commencing the date affixed herein below and will during said term be applicable to any and all potential transactions and/or proprietary information transmitted to or entertained by the undersigned parties hereto.

d) The parties hereto covenant, warrant and agree not to circumvent the interests, intentions, plans, and proposed undertakings of the party of the other part or to enter upon a competitive path and/or effort, or to utilize any of the proprietary information delivered into its custody, care and control or that would in any fashion interfere with, conflict with, or diminish, the possibility and/or probabilities of its success in any ventures, projects, proposed acquisitions, financial undertakings, and/or other activities which this office shall be a party to.

     8. No Guarantee. Notwithstanding anything contained in this Agreement to the contrary, neither Consultant nor any of its officers, directors, agents or employees guarantee to the Company that any automobile purchases per their specifications will take place or that a purchase on their behalf shall be consummated.

      9. The Parties’ Indemnification Obligation. Each Party agrees that it will indemnify and hold harmless the other Party, its officers, directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including all reasonable fees of counsel) to the fullest extent permitted by law, caused by or arising our of (a) the that Party’s (the “Indemnifying Party’s”) breach of any covenant or representation hereunder, or (b) an Indemnifying Party acting for the othe Party (the “Indemnified Party”) pursuant to this Agreement, including, without limitation, (I) actions taken or admitted to be taken by the Indemnifying Party or any persons acting together or in concert with the Indemnifying Party (including any untrue statements made or admitted to be made), or (II) actions taken or admitted to be taken by the Indemnified Party set forth above with the consent of or in together or in concert with the Indemnifying Party; provided, however, that the Indemnifying Party will not be liable under this Section to the extent that any loss, claim, damages, liability or expenses is found to have resulted from the Indemnified Party’s gross negligence or willful misconduct.

            10. Miscellaneous.

    (a) Amendments and Waivers. No term of this Agreement may be amended or waived except with the written consent of the parties.

     (b) Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

      (c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be (I) delivered personally, (II) sent by certified or registered mail, postage prepaid, return receipt requested, (III) delivered by a nationally-recognized delivery service (such as Federal Express or UPS), or (IV) faxed, addressed to the party to be notified as such party’s address or facsimile number as set forth below or as subsequently modified by written notice. Notices shall be deemed communicated upon receipt if personally delivered, delivered by a nationally-recognized delivery service or faxed (with a written confirmation of facsimile transmission), or five (5) days after posting if sent by certified mail.

     (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without giving effect or the principles of conflict of laws.

      (e) Attorneys’ Fees. If any action at law or in equity is commenced by any party to enforce or interpret the terms of this Agreement, the party finally prevailing in such proceeding or action shall be entitled to recover from the unsuccessful part reasonable attorneys’ fees, cost and necessary disbursements in addition to any other relief to which it may be entitled.

    (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provisions in good faith. In the event that the parties can not reach a mutually agreeable and enforceable replacement for such provisions, the (I) such provisions shall be excluded from this Agreement, (II) the balance of the Agreement shall be interpreted as if such provisions were so excluded and (III) the balance of the Agreement shall be enforceable in accordance with its terms.

     (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

The Parties hereto have executed this Agreement as of the Effective Date.

/s/ Olegs Petusko

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OLEGS PETUSKO, on behalf of  SELGA AUTO LLC.

/s/ Warmond Fang

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WARMOND FANG, on behalf of SELGA INC.